Exhibit 4.1B

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

(A.B.N. 11 005 357 522),

As Issuer,

TO

BANK ONE, N.A.
(formerly known as The First National Bank of Chicago),

As Trustee,

Second Supplemental Indenture

Dated as of [  ], 2004

To

Indenture

Dated as of February 28, 1996

SECOND SUPPLEMENTAL INDENTURE, dated as of [  ], 2004, between AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED (A.B.N. 11 005 357 522), a corporation duly incorporated and existing under the laws of the Commonwealth of Australia, as Issuer (herein called the “Company”), having its principal office at 100 Queen Street, Melbourne, Victoria 3000, Australia, and BANK ONE, N.A. (formerly known as The First National Bank of Chicago), a national association organized and existing under the laws of the United States of America, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company and the Trustee have entered into an Indenture dated as of February 28, 1996 (herein called the “Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of May 29, 1998, providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as provided in the Indenture.

Section 901(5) of the Indenture provides that, without the consent of the Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee, to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding.

As of the date of this Second Supplemental Indenture, the Company has created a series of Securities, called “Senior Medium-Term Notes, Series A”, pursuant to Section 301 of the Indenture pursuant to an Officers’ Certificate, dated February 28, 1996, as amended pursuant to an Officers’ Certificate dated May 29, 1998.  Pursuant to the foregoing authority granted under Section 901(5) of the Indenture, the Company intends to amend the Indenture by this Second Supplemental Indenture in certain respects with respect to the Securities of all series of Securities not heretofore Outstanding.

The entry into this Second Supplemental Indenture by the Company and the Trustee is in all respects authorized by the provisions of the Indenture.

All things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH, the Company and the Trustee each hereby agree as follows:

1.                                       The following definitions are to be added to Section 101:

“Australian Corporations Act” means the Corporations Act 2001 (Cth) of Australia.

“Offshore Associate” has the meaning specified in Section 1007.

2.                                       All references to the term “Australian Corporations Law” are hereby replaced throughout the Indenture with the term “Australian Corporations Act.”

3.                                       The following definitions in Section 101 of the Indenture are hereby amended as follows:

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.

“Subsidiary” of any Person has the meaning ascribed to the term “subsidiary” in relation to a body corporate by Section 9 of the Australian Corporations Act.

4.                                       The third paragraph of Section 202 is amended as follows:

[…]

Payment of the principal of (and premium, if any) and [if applicable, insert

 — any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in            , in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert — ; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

[…]

5.                                       The first paragraph of Section 203 of the Indenture is hereby modified as follows:

SECTION 203.                Form of Reverse of Security.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”),  issued and to be issued in one or more series under an Indenture, dated as of January 15, 1994 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Other Creditors and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert — , limited in aggregate principal amount to $         ].  [if applicable, insert —; provided, however, that the Company may from time to time or at any time, without the consent of the Holders of the Securities, create and issue additional Securities with terms and conditions identical to those of the Securities, which additional Securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Securities].

[…]

6.                                       Paragraph (6) of Section 301 of the Indenture is hereby amended as follows:

SECTION 301.                Amount Unlimited; Issuable in Series.

[…]

(6) the place or places where the principal of and any premium and interest on any Securities of the series shall be payable, any Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served

7.                                       Section 301 of the Indenture is amended by the removal of the word “and” in numbered paragraph (18) and the insertion of the following paragraph after numbered paragraph (18):

SECTION 301.                Amount Unlimited; Issuable in Series.

[…]

(18.1)                   if the Company may from time to time without the consent of the Holders create and issue further securities having the same terms and conditions as the Securities in all respects (or in all respects except for the issue date, the first payment of interest thereon and/or issue price), so that such further issue shall be consolidated and form a single series with the outstanding Securities of any series or upon such terms as the Company may determine at the time of their issue; and

[…]

8.                                       The first paragraph of Section 305 of the Indenture is hereby amended as follows:

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register  maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.  The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

9.                                       Numbered paragraph (6) of Section 501 of the Indenture is hereby amended as follows:

SECTION 501.                Events of Default

(6)                                  the making of an order by a court in the State of Victoria,

Commonwealth of Australia or a court with appellate jurisdiction from such court which is not successfully appealed or permanently stayed within 60days of the entry of such order, or the valid adoption by the shareholders of the Company of an effective resolution, in each case for the winding up for the Company (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency); or

[…]

10.                                 The first paragraph of Section 1003 of the Indenture is hereby amended as follows:

SECTION 1003.         Money for Securities Payments to be Held in Trust

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

11.                                 No Applications to Securities of all Series Outstanding

The provisions of the Indenture effected through this Second Supplemental Indenture shall not have retroactive effect and shall neither (i) apply to any Security of any series Outstanding when such Second Supplemental Indenture is executed nor (ii) modify the rights of any Holder of any such Security with respect to such provision.

12.                                 Section 1007 is deleted in its entirety and replaced by the following:

SECTION 1007.         Additional Amounts

All payments of, or in respect of, principal of, and any premium and interest on, the Securities shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Australia or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by Australia or any political subdivision or taxing authority thereof or therein to be withheld or deducted.  In that event, the Company will pay such additional amounts of, or in respect of, the principal of, and any premium and interest on, the Securities (“Additional Amounts”) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to the Holder of each Security of the amounts which would have been payable in respect of such Security had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

(1)                              any withholding, deduction, tax, duty, assessment or other governmental charge which would not have been imposed but for the fact that such Holder:  (A) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, Australia or otherwise had some connection with Australia other than the mere ownership of, or receipt of payment under, such Security; or (B) presented such Security more than thirty (30) days after the date on which the payment in respect of such Security first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Security for payment on any day within such period of thirty (30) days;

(2)                              any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any withholding or deduction on account of such taxes;

(3)                              any tax, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of, or any premium or interest on, the Securities;

(4)                              any withholding, deduction, tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder of such Security or, in the case of a Global Security, the beneficial owner of such Security to comply with a request of the Company addressed to such Holder or beneficial owner, as the case may be, (A) to provide information concerning the nationality, residence or identity of such Holder or such beneficial owner, as the case may be, (B) to make any declaration or other similar claim or satisfy any information or reporting requirement or (C) to provide an Australian tax file number, Australian Business Number or proof of an appropriate exemption, which, in the case of (A), (B)

or (C) is required or imposed by a statute, treaty, regulation or administrative practice of Australia or any political subdivision or taxing authority thereof or therein as a precondition to exemption from all or part of such withholding, deduction, tax, assessment or other governmental charge;

(5)                              any combination of items (1), (2), (3) and (4);

nor shall Additional Amounts be paid with respect to any payment of, or in respect of, the principal of, or any premium or interest on, any such Security to any such Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would, under the laws of Australia or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Security.

The Company will not be liable to pay Additional Amounts to any Holder for any deduction or withholding on account of any duties or taxes where those duties or taxes are imposed or levied by or on behalf of the Commonwealth of Australia by virtue of the Holder being an “Offshore Associate” (to whom the payment is made other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme within the meaning of the Australian Corporations Act 2001) or as a result of the Holder being a party to or participant in a scheme to avoid such duties or taxes.  “Offshore Associate” means an “associate” (which is defined in s128F(9) of the Income Tax Assessment Act 1936 of Australia) of the Company that is either a non-resident of the Commonwealth of Australia which does not acquire or receive payments in respect of the Security in carrying on a business at or through a permanent establishment in Australia or, alternatively, a resident of Australia that acquires or receives payment in respect of the Security in carrying on business at or through a permanent establishment outside of Australia.

Whenever in this Indenture there is mentioned, in any context, any payment of, or in respect of, the principal of, or any premium or interest on, any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section, and any express mention of the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

13.                                 Governing Law.

This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York; provided, however, that (a) the authorization and execution of this Second Supplemental Indenture by and on behalf of the Company, and (b) the occurrence of an Event of Default under Section 501(6) of the Indenture, as amended hereby, shall be governed by, and construed in accordance with, the laws of the State of Victoria, Commonwealth of Australia.

14.                                 Recitals.

The Trustee has no responsibility for the correctness of the statements of facts contained herein under “Recitals of the Company”.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed all as of the day and year first above written.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By
Name:
Title:

BANK ONE, N.A. (formerly known as The First National Bank of Chicago), as Trustee

By
Name:
Title: